Exhibit 2.1

CSD 1001 [08/21/00]
Name, Address, Telephone No. & I.D. No.

Craig H. Millet (SBN 106027); Eric J. Fromme (SBN 193517)
Gibson, Dunn & Crutcher LLP
4 Park Plaza, Suite 1800
Irvine, CA 92614
Tel: (949) 451-3986
Fax: (949) 475-4651

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF CALIFORNIA
325 West “F” Street, San Diego, California 92101-6991

Filed 3/20/03
[SEAL - Entered by clerk 3/21/03]

In Re

Advanced Tissue Sciences, Inc.	BANKRUPTCY NO. 02-09988 (Jointly Admin.)

Date of Hearing: March 19, 2003
Time of Hearing: 10:00 a.m.
Debtor .	Name of Judge: James Meyers

ORDER ON Confirmation of Plan; Approval of Disclosure Statement

          IT IS ORDERED THAT the relief sought as set forth on the continuation pages attached and numbered two (2) through 15 with exhibits, if any, for a total of 15 pages, is granted.  Motion/Application Docket Entry No.378

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DATED: MAR 20 2003	/s/ JAMES MEYERS

Judge, United States Bankruptcy Court

Signature by the attorney constitutes a certification under Fed. R. of Bankr. P. 9011 that the relief in the order is the relief granted by the court.

Submitted by:

GIBSON, DUNN & CRUTCHER LLP

(Firm name)

By:	/s/ CRAIG H. MILLET

Attorney for Movant

CSD 1001

ORDER (A) COMBINING HEARING ON CONFIRMATION OF PLAN OF
REORGANIZATION WITH HEARING ON ADEQUACY OF DISCLOSURE
STATEMENT; (B) APPROVING DISCLOSURE STATEMENT; AND
(C) CONFIRMING DEBTORS’ LIQUIDATING CHAPTER 11 PLAN OF
REORGANIZATION DATED FEBRUARY 7, 2003

          The Court has considered the Debtors’ Liquidating Chapter 11 Plan of Reorganization Dated February 7, 2003 (the “Plan”) (Docket Entry No. 383) proposed by Advanced Tissue Sciences, Inc., ATS Dermagraft, Inc., ATS Orthopedics, Inc., Bionuvia, Inc., and Segenix, Inc. (collectively, the “Debtors”) pursuant to section 1129 of title 11 of the United States Code (the “Bankruptcy Code”) and rules 2002 and 3020 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”); the Disclosure Statement relating to the Plan (the “Disclosure Statement”) (Docket Entry No. 382); the Debtors’ Motion for (a) an Order Combining the Hearing on the Approval of the Disclosure Statement with Confirmation of the Plan; (b) Approving the Disclosure Statement; and (c) Confirmation of the Plan filed on February 7, 2003 (the “Motion”) (Docket Entry No. 378); the Debtors’ reply memorandum in support of the Plan (the “Reply Brief”); and the evidence and argument presented to the Court at the hearing on confirmation of the Plan (the “Confirmation Hearing”) and at prior hearings held in these Chapter 11 Cases or evidenced by declarations previously submitted to this Court.  All capitalized terms used in this Order shall have the meaning given to those terms in the Plan, unless otherwise indicated.  Based upon the foregoing the Court makes the following findings of fact and conclusions of law and enters the following order (the “Confirmation Order”):

FINDINGS OF FACT AND CONCLUSIONS OF LAW

Venue and Jurisdiction

          A.          The Debtors properly commenced these proceedings under chapter 11 of the Bankruptcy Code on October 10, 2002 (the “Petition Date”).  This Court has jurisdiction over confirmation of the Plan pursuant to 28 U.S.C. §§ 157 and 1334.  The Debtors were and are qualified to be debtors under section 109(a) of the Bankruptcy Code.  Venue in the Southern District of

In re Advanced Tissue Sciences, Inc., et al.
Bankruptcy Nos. 01-09988-M11
Order (A) Combining Hearing on the Approval of the
Disclosure Statement with Confirmation of the Plan;
(B) Approving Disclosure Statement; and
(C) Confirming Debtors’ Liquidating Chapter 11 Plan of
Reorganization Dated February 7, 2003

California for the Chapter 11 Cases was proper as of the Petition Date pursuant to 28 U.S.C. § 1408 and continues to be proper.

Judicial Notice

          B.          This Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the clerk of this Court, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at, the hearings held before the Court during the pendency of the Chapter 11 Cases, including, without limitation, the hearing on March 19, 2003 to consider the adequacy of the Disclosure Statement, confirmation of the Plan, and the relief sought in the Motion.

Notice

          C.          All persons required to receive notice of the Confirmation Hearing and the hearing on the adequacy of the Disclosure Statement have received due, proper, timely and adequate notice by mail and by publication in accordance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules, and the United States Constitution; and have had an opportunity to appear and be heard with respect to the Disclosure Statement, the Plan, and the Motion at the Confirmation Hearing.  In addition to service by mail on all creditors and record shareholders of ATS (as demonstrated by the certificate of service executed by Pam Crawford of the notice relating to the Confirmation Hearing on March 19, 2003), on or about February 11, 2003, the Debtors caused notice of the Confirmation Hearing to be published in The Wall Street Journal, The Financial Times and the San Diego Union Tribune, which publication was reasonably calculated to provide notice of the Plan, Disclosure Statement, Motion and Confirmation Hearing to all unknown creditors, record and beneficial equity security holders (including those holding stock in “street name”) and other parties in interest, if any.  On February 10, 2002, the Debtors made the Plan, the Disclosure Statement and exhibits publicly available by attaching them to a report of current events on Form 8-K filed by Debtor ATS with the Securities & Exchange Commission (“SEC”), and available to the

In re Advanced Tissue Sciences, Inc., et al.
Bankruptcy Nos. 01-09988-M11
Order (A) Combining Hearing on the Approval of the
Disclosure Statement with Confirmation of the Plan;
(B) Approving Disclosure Statement; and
(C) Confirming Debtors’ Liquidating Chapter 11 Plan of
Reorganization Dated February 7, 2003

public on the SEC’s EDGAR system.  The Plan, Disclosure Statement and Motion are also available on the Court’s PACER system.  The Debtors also issued a press release on February 7, 2003 with a summary of information regarding the Plan and instructions on how to access the complete Plan, Disclosure Statement and Motion.

          D.          In compliance with the Order on Limiting Notice, the Bankruptcy Code, the Bankruptcy Rules, and the Local Bankruptcy Rules, the Debtors caused copies of the Disclosure Statement, the Plan, and the Motion to be distributed to the Debtors’ 20 largest creditors, the United States Trustee, the SEC, those parties requesting special notice, and others.

          E.          Based on the foregoing, the Court finds that service of the Plan, Disclosure Statement and Motion was adequate and sufficient and that no other or further notice is or shall be required prior to confirmation of the Plan.

          F.          Despite the combined hearing, all interested parties have had sufficient notice of the Disclosure Statement and the Plan provisions and have had sufficient opportunity to object to the Plan, the Disclosure Statement or the procedures proposed by the Debtors.

          G.          No party has filed an objection to the Debtors’ request to combine the hearing on the approval of the Disclosure Statement with the hearing on the Confirmation of the Plan.

          H.          Solicitation of votes from Class 4 Equity Class would cause an unnecessary waste of time and expense if, by operation of Section 1129(b), confirmation should be allowed over the objection of Class 4.

          I.          Combining the hearing on approval of the Disclosure Statement with the hearing on Confirmation of the Plan without soliciting acceptances of the Plan from the equity class will lead to reduced costs of administration in these Chapter 11 Cases and is appropriate under 11 U.S.C. § 105(d)(B)(vi).

In re Advanced Tissue Sciences, Inc., et al.
Bankruptcy Nos. 01-09988-M11
Order (A) Combining Hearing on the Approval of the
Disclosure Statement with Confirmation of the Plan;
(B) Approving Disclosure Statement; and
(C) Confirming Debtors’ Liquidating Chapter 11 Plan of
Reorganization Dated February 7, 2003

Compliance With The Requirements of Section 1129 of The Bankruptcy Code

          J.          Section 1129(a)(1) – Compliance of the Plan with Applicable Provisions of the Bankruptcy Code.  The Plan complies with all applicable provisions of the Bankruptcy Code, including sections 1122 and 1123, as required by section 1129(a)(1) of the Bankruptcy Code.

          K.          Section 1129(a)(2) – Debtors’ Compliance with Applicable Provisions of the Bankruptcy Code.  The Debtors have complied with all applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, including without limitation, sections 1125 and 1126 of the Bankruptcy Code and Bankruptcy Rules 3017 and 3018, as required by section 1129(a)(2) of the Bankruptcy Code; and the Debtors have acted in “good faith,” within the meaning of section 1125(e) of the Bankruptcy Code.  In addition, the transfers contemplated by the Plan are proposed in good faith.

          L.          Section 1129(a)(3) – Proposal of the Plan in Good Faith.  Based on the totality of the circumstances surrounding the formulation of the Plan and the uncontroverted evidence presented in the Motion, the Court finds that the Debtors have proposed the Plan in good faith, not by any means forbidden by law and that the Plan has been proposed with the legitimate and honest purpose of maximizing the returns available to the Debtors’ creditors and equity security holders.  The Plan creates an even-handed procedure for distributing the Debtors’ assets, consistent with the applicable provisions of the Bankruptcy Code.

          M.          Section 1129(a)(4) – Bankruptcy Court Approval of Certain Payments as Reasonable.  Section 4.1 of the Plan provides that payment of Administrative Claims and requests for payment of professional fees are subject to allowance by the Court.  The plan therefore complies with section 1129(a)(4).

          N.          Section 1129(a)(5) – Disclosure of Identity and Affiliations of Proposed Management, etc.  Section 7.4 of the Plan specifies that a Liquidating Trustee shall be appointed to carry out and implement the ATS Liquidating Trust.  The Disclosure Statement identifies the

In re Advanced Tissue Sciences, Inc., et al.
Bankruptcy Nos. 01-09988-M11
Order (A) Combining Hearing on the Approval of the
Disclosure Statement with Confirmation of the Plan;
(B) Approving Disclosure Statement; and
(C) Confirming Debtors’ Liquidating Chapter 11 Plan of
Reorganization Dated February 7, 2003

Liquidating Trustee as John T. Freeman and specifies his compensation.  Therefore, the Plan complies with section 1129(a)(5).

          O.          Section 1129(a)(6) – Approval of Rate Changes.  The Debtors’ business and the Plan do not involve the establishment of rates over which any regulatory commission has or will have jurisdiction after confirmation.

          P.          Section 1129(a)(7) – Best Interests.  The requirements of section 1129(a)(7) are satisfied because, all allowed claims in each class of Claims (Classes 1, 2 and 3) will receive payment in full, plus interest, and equity interest holders (Class 4) will receive or retain under the Plan on account of such equity interest property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

          Q.          Section 1129(a)(8) – Acceptance of the Plan by Each Impaired Class.  Pursuant to section 1124 of the Bankruptcy Code, all classes of Claims (Classes 1, 2 and 3) are not impaired under the Plan because all Allowed Claims shall be paid in full, plus interest.  Only Class 4 is impaired, and Class 4 has not voted on the Plan.  Therefore, the Court may assume that Class 4 has rejected the Plan, and section 1129(a)(8) of the Bankruptcy Code is not satisfied by the Plan.

          R.          Section 1129(a)(9) – Payment of Administrative Expense Claims and Priority Tax Claims.  The Plan provides for treatment of Administrative Expense Claims, Priority Claims, and Priority Tax Claims in compliance with section 1129(a)(9) of the Bankruptcy Code.

          S.          Section 1129(a)(10) – Acceptance by One Impaired Class of Claims.  No class of Claims is impaired under the Plan, thus section 1129(a)(10) in inapplicable to the Plan.

          T.          Section 1129(a)(11) – Feasibility. The Plan is feasible.  The Plan provides for the complete liquidation of the Debtors and the uncontroverted evidence provided establishes that the Debtors have sufficient funds to either pay or reserve for all Administrative and Priority Claims as of the Effective Date of the Plan.

In re Advanced Tissue Sciences, Inc., et al.
Bankruptcy Nos. 01-09988-M11
Order (A) Combining Hearing on the Approval of the
Disclosure Statement with Confirmation of the Plan;
(B) Approving Disclosure Statement; and
(C) Confirming Debtors’ Liquidating Chapter 11 Plan of
Reorganization Dated February 7, 2003

          U.          Section 1129(a)(12) – Payment of Bankruptcy Fees.  Section 4.3 of the Plan provides that, on or before the Effective Date, all fees payable pursuant to 28 U.S.C. § 1930 will be paid in cash or thereafter when such fees become due and payable, until the entry of a final order of this Court closing, converting or dismissing the Chapter 11 Cases.

          V.          Section 1129(a)(13) – Retiree Benefits.  Section 1129(a)(13) of the Bankruptcy Code is not applicable to the Plan since the Debtors are ceasing operations and liquidating.  The Plan provides for the termination and liquidation of the Debtors’ 401(k) Plan.

          W.          Section 1129(b) – Cramdown over the Assumed Rejection of Class 4.  Class 4 is impaired under the Plan and is deemed, or presumed, to reject the Plan because its members were not allowed to vote on the Plan.  However, the treatment of Class 4 is “fair and equitable,” as that phrase is used in section 1129(b) of the Bankruptcy Code, because (1) class 4 will receive property of a value equal to the greatest amount to which they are entitled and (2) no class that is junior to Class 4 will receive or retain property under the Plan.  Therefore, the Plan meets both requirements under section 1129(b)(2)(C).  Furthermore, the Plan does not unfairly discriminate against Class 4.  The interests in Class 4 are (a) distinct from other claims classified under the Plan, (b) the equity interest holders in Class 4 will receive the value of their equity interests; and (c) the legal rights of distribution of the Class 4 Equity Interest Holders are junior to every other claim classified under the Plan.  Because the Plan contains a fair and reasonable distribution mechanism that is consistent with the priorities established by the Bankruptcy Code and which complies with section 1129(b)(2)(C), the Plan may be confirmed notwithstanding the presumed rejection of the Plan by Class 4.

          X.          Bankruptcy Rule 3016(b).  The Plan is dated and identifies the entities submitting the Plan.

          Y.          Section 1129(d).  The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the requirements of section 5 of the Securities Act of 1933, and there has been no objection filed by any governmental unit asserting such avoidance.

In re Advanced Tissue Sciences, Inc., et al.
Bankruptcy Nos. 01-09988-M11
Order (A) Combining Hearing on the Approval of the
Disclosure Statement with Confirmation of the Plan;
(B) Approving Disclosure Statement; and
(C) Confirming Debtors’ Liquidating Chapter 11 Plan of
Reorganization Dated February 7, 2003

Authorization of Corporate Actions

          Z.          Pursuant to the appropriate provisions of applicable business corporation laws and section 1142(b) of the Bankruptcy Code, no action of the respective directors or stockholders of the Debtors is or shall be required to authorize any such Debtor to enter into, execute, deliver, file, adopt, amend, restate, consummate or effectuate, as the case may be, the Plan and any contract, instrument, or other document to be executed, delivered, adopted or amended in connection with implementation of the Plan. The consummation of the Plan shall not result in or constitute a fraudulent transfer under applicable federal and state laws with respect to the Debtors.

Objections and Modifications

          AA.          No objections to confirmation of the Plan were filed, nor did the Debtors receive an objections to confirmation of the Plan.

          BB.          The Debtors have agreed to modify the Plan and Disclosure Statement to address comments by the SEC. Section 13.13 of the Plan is amended to read as follows:

                 None of the Debtors nor any of the respective members, officers, directors, employees, attorneys, accountants or agents shall have or incur any liability to any Creditor or any holder of an Interest for any act or omission in connection with or arising out of the pursuit of confirmation of this Plan, the consummation of this Plan, or the administration of the Plan or the property to be distributed under this Plan, expressly excluding gross negligence and willful misconduct.

Section VIII.D of the Disclosure Statement has been amended by the Debtors to read as follows:

                 None of the Debtors nor any of the respective stockholders, officers, directors, employees, attorneys, accountants, or other agents, shall have or incur any liability to any Creditor or any holder of an Interest for any act or omission in connection with or arising out of the pursuit of Confirmation of the Plan, the consummation of the Plan,

In re Advanced Tissue Sciences, Inc., et al.
Bankruptcy Nos. 01-09988-M11
Order (A) Combining Hearing on the Approval of the
Disclosure Statement with Confirmation of the Plan;
(B) Approving Disclosure Statement; and
(C) Confirming Debtors’ Liquidating Chapter 11 Plan of
Reorganization Dated February 7, 2003

or the administration of the Plan, or the property to be distributed out of the Plan, expressly excluding gross negligence and willful misconduct.

          CC.          Smith & Nephew’s Limited Objection to the Disclosure Statement was the only objection filed with respect to the Disclosure Statement.

          DD.          In response to the Limited Objection filed by Smith & Nephew, the Debtors have agreed to amend Section V.C.4 of the Disclosure Statement to include the following as subsection (j):

(j) Section 2.5 of the Asset & Equity Purchase Agreement (“AEPA”) dated as of October 10, 2002, between Smith & Nephew and the Debtors and approved by this court, provides as follows:

             Buyer shall not assume or be obligated to pay, perform or otherwise discharge any liability or obligation of Sellers or any of their affiliates, direct or indirect, known or unknown, absolute or contingent, that are not expressly assumed by Buyer pursuant to the instrument of assumption. (All such liabilities and obligations not being assumed being herein called the “Excluded Liabilities.)

          Section 12.1(b) of the AEPA also provides as follows:

             (b)          For a period of one year from the Closing Date, Seller shall indemnify Buyer for liabilities or expenses incurred by Buyer with respect to Excluded Liabilities; provided that the aggregate indemnification obligations of Sellers pursuant to this Section 12.1(b) shall not exceed $1 million. Any such indemnification amount shall constitute administrative expenses of Seller under Section 503(b) and 507(a) of the Bankruptcy Code.

The only indemnification obligations of the Debtors (and subsequently the Liquidating Trust) to Smith & Nephew arise in the event Smith & Nephew suffers liabilities or expenses as a result of the Excluded Liabilities. As provided in the Plan, the Disclosure Statement and in

In re Advanced Tissue Sciences, Inc., et al.
Bankruptcy Nos. 01-09988-M11
Order (A) Combining Hearing on the Approval of the
Disclosure Statement with Confirmation of the Plan;
(B) Approving Disclosure Statement; and
(C) Confirming Debtors’ Liquidating Chapter 11 Plan of
Reorganization Dated February 7, 2003

the Trust Agreement, the Trustee of the Liquidating Trust will establish a reserve account in the amount of $1 million which will be maintained until November 21, 2003, for purposes of satisfying any obligations that may arise under Section 12.1(b) of the AEPA. Pursuant to the terms of the AEPA, any claim asserted by Smith & Nephew well be afforded administrative priority status without further approval of the Bankruptcy Court. To the extent the Debtors or the Liquidating Trustee dispute or disagree with any indemnification claim asserted by Smith & Nephew, that dispute will first be adjudicated or otherwise resolved before any payment to Smith & Nephew is made. Any dispute will be adjudicated either by the Bankruptcy Court while it retains jurisdiction or by arbitration under the Federal Arbitration Act to the extent the Bankruptcy Court’s jurisdiction has ceased. In the event Smith & Nephew asserts a claim under Section 12.1(b) of the AEPA on or before November 20, 2003, and Debtors or the Liquidating Trustee dispute that claim, the amount in controversy shall continue to be held by the Liquidating Trustee in the Smith & Nephew Indemnification Reserve Account until the dispute is finally resolved.

          EE.           Based on the foregoing addition to the Disclosure Statement, Smith & Nephew has withdrawn its Limited Objection and has no other objections to the Disclosure Statement or Confirmation.

ORDER

          ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

          1.          The above-referenced findings of fact and conclusions of law are hereby incorporated by references as though fully set forth herein.

          2.          The modification to the Plan and Disclosure Statement set forth in paragraphs BB and DD above are non-material modifications and shall be included in the Plan and Disclosure Statement.

          3.          Debtors request to combine the hearing on approval of the Disclosure Statement with the hearing on the confirmation of the Plan as approved. The Confirmation Hearing shall constitute a

In re Advanced Tissue Sciences, Inc., et al.
Bankruptcy Nos. 01-09988-M11
Order (A) Combining Hearing on the Approval of the
Disclosure Statement with Confirmation of the Plan;
(B) Approving Disclosure Statement; and
(C) Confirming Debtors’ Liquidating Chapter 11 Plan of
Reorganization Dated February 7, 2003

combined hearing on the approval of the Disclosure Statement and a hearing on the confirmation of the Plan, pursuant to Section 105(d)(2)(B)(vi) of the Bankruptcy Code.

          4.          Any Objections to the Disclosure Statement or the Plan that were not withdrawn or settled as set forth in the record of the Confirmation Hearing are overruled.

          5.          In accordance with section 1125 of Title 11 of the United States Code (the “Bankruptcy Code”) and Bankruptcy Rule 3017(b), the Disclosure Statement, as amended in paragraphs BB and CC above, contain “adequate information” regarding the Plan, as that phrase is defined in section 1125 of the Bankruptcy Code and Disclosure Statement is approved.

          6.          By operation of section 1129(a) and section 1129(b) of the Bankruptcy Code, the Plan and each of its provisions, as amended by paragraphs BB and DD above, shall be, and are hereby, confirmed in each and every respect.

          7.          Pursuant to Article 2 of the Plan, the Debtors’ Estates and all Claims against the Debtors shall be substantively consolidated as of the Effective Date for purposes of the Plan (but not for corporate, tax law or any other purposes). As provided in the Plan, all Claims, including Administrative Claims, against the Debtors shall be classified together notwithstanding that certain of such Claims have been asserted against fewer than all of the Debtors. For purposes of the Plan, (a) all Claims, including Administrative Claims, all inter-Debtor Claims of every kind whatsoever will and hereby are eliminated and shall not be classified or treated under the Plan; (b) all of the Debtors’ assets, including the proceeds thereof, and all of the Debtors’ liabilities shall be treated as though the Debtors were merged; (c) any obligation of any Debtor related to any Claim and all guarantees thereof executed by one or more of the Debtors will be deemed to be one obligation of the consolidated Estates of the Debtors in an amount equal to the primary obligor’s indebtedness; and (d) proofs of Claim filed or deemed filed in the chapter 11 case of a single Debtor shall be deemed filed against each of the Debtors, and shall be entitled to a single satisfaction. However, nothing in this paragraph or in the Plan shall have the effect of substantively consolidating the Debtors’ Estates

In re Advanced Tissue Sciences, Inc., et al.
Bankruptcy Nos. 01-09988-M11
Order (A) Combining Hearing on the Approval of the
Disclosure Statement with Confirmation of the Plan;
(B) Approving Disclosure Statement; and
(C) Confirming Debtors’ Liquidating Chapter 11 Plan of
Reorganization Dated February 7, 2003

for purposes of pursuing avoidance actions or for any other purpose other than the substantive consolidation of the Debtors’ assets (other than avoidance actions) and liabilities.

          8.          Pursuant to Article 7 of the Plan, the ATS Liquidating Trust shall be formed for purposes of performing the Plan, and John T. Freeman shall be appointed to act as the Liquidating Trustee and shall be empowered to act on the behalf of the ATS Liquidating Trust in all respects to carry out the provisions of the Plan.

          9.          Except as provided in the Plan with respect to interests in the ATS Liquidating Trust, confirmation of the Plan terminates all rights and interests of the Class 4 Equity Security Holders the Debtor ATS by operation of Section 1141(d)(1)(B) of the Bankruptcy Code.

          10.          All property of the Debtors’ estates shall vest in the Debtor subject to being transferred to the ATS Liquidating Trust as set forth in the Plan.

          11.          Notwithstanding the occurrence of the Confirmation Date or the Effective Date, the Bankruptcy Court shall retain full jurisdiction as provided in 28 U.S.C.§ 1334 to enforce the provisions, purposes, and intent of the Plan, including, without limitation, the following:

              (a)          To hear and determine any and all pending applications for the rejection and disaffirmance, assumption or assignment of Executory Contracts, any objection to Claims resulting therefrom, and the allowance of Claims resulting therefrom;

(b) To hear and determine any and all applications, adversary proceedings, contested matters and other litigated matters pending on the Confirmation Date;

(c) To ensure that the distributions to holders of Claims and Interests are accomplished as provided pursuant to the Plan;

(d) To hear and determine any objections to Claims, and to allow or disallow any Disputed Claim in whole or in part;

(e) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified or vacated;

In re Advanced Tissue Sciences, Inc., et al.
Bankruptcy Nos. 01-09988-M11
Order (A) Combining Hearing on the Approval of the
Disclosure Statement with Confirmation of the Plan;
(B) Approving Disclosure Statement; and
(C) Confirming Debtors’ Liquidating Chapter 11 Plan of
Reorganization Dated February 7, 2003

(f) To hear and determine all applications for compensation and expense reimbursement from Professionals to the extent and under the procedures set forth in section 4.1 of the Plan;

              (g)          To hear the Debtors’ application, if any, to modify the Plan in accordance with section 1127 of the Bankruptcy Code. After the Confirmation Date, the Debtors may also, so long as it does not adversely affect the interests of Creditors or Interest Holders, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, Disclosure Statement or the Confirmation Order, in such manner as may be necessary to carry out the purposes and effects of the Plan;

              (h)          To hear and determine disputes arising in connection with the Plan or its implementation, including disputes arising under or relating to the interpretation of agreements documents or instruments executed in connection with the Plan, including the ATS Liquidating Trust Agreement;

              (i)           To construe and to take any action to enforce the Plan and the ATS Liquidating Trust Agreement and to issue such orders as may be necessary for the implementation, execution and consummation of the Plan and the ATS Liquidating Trust Agreement;

              (j)           To take any action to resolve any disputes arising out of or relating to any Claim or any Interest; to hear and determine other issues presented by or arising under the Plan, including Claims made by holders of Claims that are unimpaired under the Plan; and to take any action to resolve any disputes of Creditors with respect to their Claims;

(k) To determine such other matters and for such other purposes as may be provided elsewhere in this Order;

(l) To hear, determine and approve or disapprove the sale of the Debtors’ assets by the Debtors or the ATS Liquidating Trust;

(m) To hear and determine all actions asserting Recovery Rights;

In re Advanced Tissue Sciences, Inc., et al.
Bankruptcy Nos. 01-09988-M11
Order (A) Combining Hearing on the Approval of the
Disclosure Statement with Confirmation of the Plan;
(B) Approving Disclosure Statement; and
(C) Confirming Debtors’ Liquidating Chapter 11 Plan of
Reorganization Dated February 7, 2003

(n) To resolve any disputes arising under or with respect to the ATS Liquidating Trust;

(o) To hear and determine any other matters not inconsistent with the Bankruptcy Code; and

(p) To enter a final decree and order closing these cases.

              (q)          To hear an determine any disputes between Smith & Nephew and the Debtors or the ATS Liquidating Trust relating to claims by Smith & Nephew on the funds held in the Smith & Nephew Indemnification Account.

          The retention of jurisdiction provided for in this paragraph 11 shall be exclusive with respect to all matters set forth in items (a) through (q) immediately above so as to preserve for the Debtors the benefits of the Plan, subject to the Bankruptcy Court’s power under section 305 of the Bankruptcy Code or 28 U.S.C. § 1334(c) to abstain as to all or part of a proceeding.

          12.          Nothing in this Order or the Plan or the confirmation of the Plan as provided herein, shall be deemed to have a res judicata or other preclusive effect on (i) pending causes of action filed by the Debtors as of the Effective Date, (ii) any Claims, causes of action, offsets, or affirmative rights, or (iii) counterclaims, cross claims, rights of recoupment or other defenses (all such causes of action, claims, rights, and defenses set forth in clauses (i), (ii) or (iii) are referred to herein as the “Debtors’ Rights”); and all such Debtors’ Rights shall be preserved and assigned to the Reorganized Debtors and subsequently the ATS Liquidating Trust.  In furtherance of this paragraph and the Plan, the Reorganized Debtors and subsequently the ATS Liquidating Trust shall be vested with rights to file suits or claims, or otherwise assert and prosecute all of the Debtors’ Rights.

          13.          On the Effective Date of the Plan, all shares of ATS’ common stock shall be cancelled and converted into non-trading, non-transferable interests in the ATS Liquidating Trust and ATS’ transfer book shall be closed.  Equity Interest Holders of ATS (Class 4) shall receive an interest in the

In re Advanced Tissue Sciences, Inc., et al.
Bankruptcy Nos. 01-09988-M11
Order (A) Combining Hearing on the Approval of the
Disclosure Statement with Confirmation of the Plan;
(B) Approving Disclosure Statement; and
(C) Confirming Debtors’ Liquidating Chapter 11 Plan of
Reorganization Dated February 7, 2003

ATS Liquidating Trust equal to the Pro Rata interest each Equity Interest Holder held in the common stock of ATS.

          14.          Neither the Debtors nor the ATS Liquidating Trust shall issue certificates or other documentary evidence representing the beneficial interests in the ATS Liquidating Trust.

          15.          Beneficial interests in the ATS Liquidating Trust shall not be transferable, except by operation of law.  Neither the Debtors nor the ATS Liquidating Trust will recognize any interest claimed by any person or entity who purports to trade in ATS’ stock after the Effective Date or who otherwise claims an interest in the ATS Liquidating Trust acquired after the Effective Date.

          16.          The failure to specifically include any particular provision of the Plan in this Order will not diminish the effectiveness of such provision, it being the intent of this Court that the Plan is confirmed in its entirely and incorporated herein by this reference.

          17.          Pursuant to the terms of the Plan, all Professionals employed by the Debtors in these Chapter 11 Cases must file their final fee applications by not later than thirty (30) days after the Effective Date of the Plan.

          18.          The Court shall conduct a hearing of the final fee applications of all Professionals employed by the Debtors in these Chapter 11 Cases on June 12, 2003 at 10.00 a.m.

In re Advanced Tissue Sciences, Inc., et al.
Bankruptcy Nos. 01-09988-M11
Order (A) Combining Hearing on the Approval of the
Disclosure Statement with Confirmation of the Plan;
(B) Approving Disclosure Statement; and
(C) Confirming Debtors’ Liquidating Chapter 11 Plan of
Reorganization Dated February 7, 2003